UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

November 21, 2016

Date of Report (Date of earliest event reported)

GTX Corp.

(Exact name of registrant as specified in its charter)

Nevada	000-53046	98-0493446
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

117 W. 9th St., Suite 1214, Los Angeles, CA	90015
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 213-489-3019

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]   Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sale of Equity Securities.

On November 21, 2016, GTX Corp. (the “Company”) closed a financing transaction with two (2) accredited investors (“Purchasers”) whereby the Purchasers agreed to invest an aggregate of up to $152,500 to assist the Company with purchasing inventory to fulfill recent orders. To date, the Company has received $52,500. The Company anticipates receiving the remaining funding in two (2) tranches within the next 60 days.

Pursuant to the investment terms, the Purchasers acquired non-interest bearing convertible notes, issued pursuant to Section 4(a)(2) of the Securities Act of 1933, that may convert into the Company’s common shares at either a price equal to 51% of the lowest trading price in the prior 20 days or $0.005, whichever is lower. The first note matures on May 14, 2017. The Company may prepay the notes at any time with the following conditions; if the Company prepays the notes within the first 90 days, 10 % is added to the payoff amount. If the Company prepays the notes after the first 90 days, 20% is added to the payoff amount.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GTX Corp.

Date: November 23, 2016	By:	/s/ Patrick Bertagna
Patrick Bertagna, CEO